UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed	by the Registrant ☑

Filed	by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Gladstone Investment Corporation

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your vote is important and still needed. Please vote your shares today. Our Board of Directors recommends that you respond to this solicitation by voting FOR both proposals. Dear Fellow Stockholder: We are pleased to invite you to participate in the Annual Meeting of Stockholders to be held virtually on August 6, 2026. Your participation is needed to approve the proposals outlined in the proxy statement. We kindly request you review these materials carefully and cast your vote by proxy in advance of the meeting date to ensure that a quorum is reached. In addition to asking Stockholders to elect directors, you will be asked to consider and vote on a proposal to authorize the company, with approval of the Board of Directors, to sell or otherwise issue shares of Gladstone Investment common stock at a price below its then current net asset value (“NAV”) per share, provided that the number of shares issued and sold does not exceed 25% of its then outstanding common stock immediately prior to each such sale. While we have no immediate plans to issue any shares of common stock below NAV, we are seeking stockholder approval now in order to provide flexibility in the future to issue shares of common stock below NAV per share, which typically must be undertaken quickly. Your vote and participation are very important to us, no matter how many or few shares you own. We encourage you to vote your shares using any one of the methods described below. Your prompt response will help us meet stockholder approval requirements before the meeting, thereby reducing the risk of postponement and additional solicitation costs. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-866-987-4198. Sincerely, Gladstone Investment FOUR WAYS TO VOTE ONLINE PHONE MAIL PROXY QUESTIONS? Call 1-866-987-4198 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. WITHOUT A PROXY CARD Call 1-866- 987-4198 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Let your proxy vote be heard. YOUR VOTE IS IMPORTANT! We’ve made it easy, so take two minutes right now on any device you prefer. PHONE TABLET PC Go to: Proxyvote.com SAMPLE-EPB

GLADSTONE INVESTMENT

Our records indicate that you have not yet voted your shares.

The annual shareholder meeting will be held on August 6, 2026. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number.



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call (866)-987-4198 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.